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                              UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                FORM 8-K

                            CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): January 15, 1999

                             WCI STEEL, INC.
       (Exact name of registrant as specified in its charter)


          Ohio                   333-18019            34-1585405
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(State or other jurisdiction    (Commission         (IRS Employer
   of incorporation)            File Number)         Identification No.)

         1040 Pine Ave., S.E., Warren, Ohio            44483-6528
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      (Address of principal executive offices)         (Zip code)


Registrant's telephone number, including area code: (330) 841-8314

                                 N/A
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(Former name or former address, if changed since last report.)
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Item 5.   OTHER EVENTS.

WCI Steel, Inc. (Company) is a wholly-owned subsidiary of Renco Steel Holdings, Inc. (Renco Steel) and an indirect wholly-owned subsidiary of The Renco Group, Inc. (Renco).

Effective with the beginning of fiscal 1999, Renco, formerly a C corporation, elected to be treated as an S corporation, pursuant to a change in the federal income tax laws allowing corporations with subsidiaries to elect such status. In connection with that election, Renco is permitted to designate its wholly-owned subsidiaries as qualified subchapter S subsidiaries, and the Company has been so designated. Because of this designation, substantially all of the Company's taxable income will be included in Renco's shareholders' income tax returns. Generally, no provision for income taxes will be included in the Company's statements of income for periods beginning after October 31, 1998. The Company will continue to provide for state and local income taxes for those taxing jurisdictions which do not recognize qualified subchapter S subsidiary status, although management believes such state and local taxes will not be material to the Company. However, under the "built in gains" provisions of the tax law federal and state taxes may become payable and would be charged to the Company's statement of income. Such taxes are measured by the excess of the fair market value of assets over their tax bases on the effective date of the subchapter S subsidiary designation if the associated assets are disposed of within the ten-year postdesignation period. It is not management's present intention to trigger any taxes under the built-in-gain provisions of the tax law. Accordingly, as a result of this change in tax status, the elimination of deferred tax assets and liabilities will be recorded as part of income tax benefit, totaling approximately $4.7 million, in the first quarter on the consolidated statement of operations in fiscal 1999.















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                                  SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                WCI STEEL, INC.
                                (registrant)



Date: January 29, 1999                    /S/ BRET W. WISE
                                          -----------------------------
                                          Bret W. Wise
                                          Vice President and
                                          Chief Financial Officer
                                          (principal financial and accounting
                                           officer)




                                      /S/ JOHN P. JACUNSKI
                                          -----------------------------
                                          John P. Jacunski
                                          Controller














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